Exhibit 10.10B

ADDENDUM TO CONSULTING AGREEMENT

     This document modifies the February 1, 2000 Consulting Agreement between Bradley G. Lorimier (Consultant) and Therapeutic Genomics, Inc. (TGI), to the following extent.

     In exchange for Consultant’s commitment to provide additional support to TGI’s business development efforts, TGI agrees to increase Consultant’s compensation according to the following schedule:

August and September of 2000	$7,500 per month.
October 2000 through January of 2003	$10,000 per month.

THERAPEUTIC GENOMICS, INC.		BRADLEY G. LORIMIER

By:	/s/ Kenneth C. Carter	/s/ Bradley G. Lorimier

Kenneth C. Carter
President and Chief Executive Officer